Exhibit 10.8
AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN
OF LENDINGCLUB CORPORATION
ADOPTED BY THE BOARD OF DIRECTORS AND
STOCKHOLDERS OF THE CORPORATION
EFFECTIVE MARCH 13, 2009
Resolutions of the Board of Directors of the Corporation
Amendment to 2007 Stock Incentive Plan — Increase in the Number of Shares
NOW THEREFORE BE IT RESOLVED, that an increase in the number of shares of Common Stock that are reserved and available for issuance under the Plan from 3,692,000 to 6,548,000 shares of Common Stock is hereby approved;
RESOLVED FURTHER, that the officers of the Company, and each of them with the full authority to act without the others, are hereby authorized to submit the amendment to the Plan to the stockholders of the Company for their approval.
Resolutions of the Stockholders of the Corporation
Increase in the Number of Shares Reserved Under the 2007 Stock Incentive Plan
NOW, THEREFORE, BE IT RESOLVED, that effective upon the Closing of the Series B Financing pursuant to the Series B Stock Purchase Agreement by and between the Company and Certain Investors, an increase in the number of shares of Common Stock that are reserved for issuance under the Plan from 3,692,000 to 6,548,000 shares is hereby approved.